                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 14, 2000

                       UNION PACIFIC RESOURCES GROUP INC.
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Utah                        1-13916                   13-2647483
-------------------------------------------------------------------------------
(State or other jurisdiction        (Commission              (IRS Employer
of incorporation)                    File No.)               Identification No.)


                                 777 Main Street
                             Fort Worth, Texas 76102

-------------------------------------------------------------------------------
                   (Address of principal executive offices)

Registrant's telephone number, including area code: (817) 321-6000

==============================================================================

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

On July 14, 2000, Dakota Merger Corp., a Utah corporation ("Merger Sub") wholly owned by Anadarko Petroleum Corporation, a Delaware corporation ("Anadarko"), merged (the "Merger") with and into Union Pacific Resources Group Inc., a Utah corporation ("UPR") pursuant to an Agreement and Plan of Merger, dated as of April 2, 2000 (the Merger Agreement"). As a result of the Merger, UPR became a wholly owned subsidiary of Anadarko.

Pursuant to the Merger Agreement, each share of common stock, no par value, of UPR issued and outstanding was converted into 0.455 of a share of common stock of Anadarko or approximately 47% of the outstanding shares of common stock of Anadarko that are outstanding after the Merger. UPR shareholders who would otherwise receive a fractional share of Anadarko common stock instead receive a cash payment equal to the value of their fractional share interest.

The basic terms of the Merger were described in a joint proxy statement/prospectus dated

May 30, 2000 filed in connection with Anadarko's registration statement on Form S-4 (File Number 333-38108). Excerpts from pages 4, 5, 7 and 8 and page 6 of the joint proxy/prospectus, providing a summary about Anadarko and the basic terms of the Merger, are incorporated herein by reference and attached hereto as
Exhibit 20.1.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(C)

20.1 Excerpts from pages 4, 5, 7 and 8 and page 6 of the joint proxy/prospectus which was first mailed to UPR stockholders on or about June 1, 2000.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 28, 2000
                              Union Pacific Resources Group Inc.

                              By:   /s/  Michael E. Rose

                                    -------------------------
                                    Michael E. Rose
                                    Vice President and Chief Financial Officer